Exhibit 99.1

Guidance Software Reports

Second Quarter Financial Results

•                 Second quarter product revenue increased 29% sequentially and 16% year-over-year

•                 Total endpoint deployment count reaches 33 million

•                 Increased velocity of new products with release of EnForce™ Risk Manager, EnCase® Forensic v8, EnCase® Endpoint Investigator v8 and EnCase® Endpoint Security v5.13

•                 Second half expense savings of $2.5 - $3 million

PASADENA, Calif. – August 2, 2016 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the second quarter ended June 30, 2016.

Financial highlights, on a generally accepted accounting principles (GAAP) basis include:

•                 Revenue of $27.6 million, compared to $27.5 million in the second quarter of 2015

•                 Net loss of $9.7 million, or ($0.33) per share, compared to a net loss of $3.5 million, or ($0.13) per share, in the second quarter of 2015. Net loss in the 2016 second quarter included charges associated with the settlement of patent infringement litigation ($2.3 million), proxy contest expenses ($1.5 million) and realignment expenses ($0.9 million).

Financial highlights, on a non-GAAP basis, which excludes share-based compensation, amortization of intangibles, litigation settlement, proxy contest and realignment expenses, include:

•                 Pre-tax net loss of $2.4 million, or ($0.08) per share, in the second quarter of 2016, compared to non-GAAP pre-tax net loss of $1.3 million, or ($0.05) per share, in the second quarter of 2015.

“We had a strong second quarter, once again delivering solid top line results while maintaining the pace to reach our revenue growth goals for the year,” said Patrick Dennis, Guidance Software’s Chief Executive Officer.  “Total revenues of $27.6 million grew on both a year-over-year and sequential basis.  The performance of the Forensic Security suite proves our pivot towards Cyber Security is working. In the second quarter our Forensic Security suite was 75% of our enterprise revenue, up from 39% a year ago. Furthermore, our Endpoint Detection and Response product revenue increased 40% year over year.”

“With strong growth in product revenue, especially around our Forensic Security suite, we can also focus on driving the Company towards profitability,” said Barry Plaga, Chief Operating and Financial Officer.  “As we transform the business, we are also focusing on disciplined spending and continued overhead reduction, resulting in second half expense savings of approximately $2.5 to $3 million. We should expect positive EBITDA in the back half of 2016 and then each quarter in 2017.”

Second Quarter 2016 Highlights and Recent Noteworthy Events

•                 In June, EnForce™ Risk Manager, a purpose built product to help security professionals reduce the attack surface area associated with sensitive data (PII, PCI, PHI), was broadly released for commercial availability.

•                 In May, the Company announced EnCase® Forensic and EnCase® Endpoint Investigator v8. These new products, released in June and developed based on direct customer feedback, streamline workflows, enrich breadth and depth of reporting, and facilitate the onboarding of new examiners. EnCase investigation products enable examiners to rapidly acquire data from a wide variety of devices, identify potential evidence through deep forensic analysis, and produce accurate reports.

•                 The Company also released EnCase® Endpoint Security v5.13 during the second quarter, which delivers real-time continuous monitoring capabilities and includes enhanced features to identify known indicators of compromise (IoCs) through improved support for YARA rules. This technology automates the process digital forensic incident response experts use to establish a chronological view and understanding during the incident response investigation of endpoints.

2016 Financial Guidance

The Company’s updated guidance for the year ending December 31, 2016 is as follows:

•                 Revenue is expected to be in the range of $108.0 million to $112.0 million

•                 Non-GAAP pre-tax loss is now expected to be in the range of ($0.21) - ($0.25) per share due to benefits from realignment initiatives, compared with prior guidance of ($0.30) - ($0.36) per share

•                 EBITDA is expected to be positive for the second half of 2016

Conference Call Information and Supplemental Information Slide Presentation:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its second quarter 2016 results.  Participants should call (877) 407-0784 (North America) or (201) 689-8560 (International) at least five minutes prior to the conference call.

A supplemental information slide presentation, webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register.  If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (877) 870-5176, passcode 13641062, available from 8:00 pm Eastern Time, August 2, 2016, through midnight Eastern Time, August 9, 2016.

About Guidance Software:

Guidance (GUID) exists to turn chaos and the unknown into order and the known—so that companies and their customers can go about their daily lives as usual without worry or disruption, knowing their most valuable information is safe and secure. The makers of EnCase®, the gold standard in forensic security, Guidance provides a mission-critical foundation of market-leading applications that offer deep 360-degree visibility across all endpoints, devices and networks, allowing proactive identification and remediation of threats. From retail to financial institutions, our field-tested and court-proven solutions are deployed on an estimated 33 million endpoints at more than 70 of the Fortune 100 and hundreds of agencies worldwide. Guidance provides forensic security solutions, from beginning to endpoint.

For more information about Guidance Software, please visit guidancesoftware.com, “Like” our Facebook page, follow us on Twitter, or follow our LinkedIn page.

Guidance Software® and EnCase® are trademarks owned by Guidance Software and may not be used without prior written permission. All other trademarks and copyrights are the property of their respective owners.

GUID-F

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time non-GAAP gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back realignment expenses and share-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and excludes realignment expenses, amortization of intangibles, litigation settlement, proxy contest and share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and excludes realignment expenses, amortization of intangibles, litigation settlement, proxy contest expense, share-based compensation expense and the income tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.  We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded items for purposes of evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Realignment Expenses. Realignment expenses represent one-time severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are not expected to recur in future periods.

Proxy Contest Expenses. Proxy contest expenses represent one-time legal and other consulting expenses related to the proxy contest between Guidance Software and its founder and former chairman, which was settled on April 22, 2016. Guidance Software excludes proxy contest expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Litigation Settlement. Litigation settlement expense represents a one-time settlement expense of a patent infringement lawsuit with MyKey Technology, LLC.  Guidance Software excludes litigation settlement expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expense may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expense is uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Share-based Compensation Expense. Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes share-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new share-based awards. Investors should note that share-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Product revenue	$9,635	$8,280	$17,093	$15,334
Services revenue	8,177	9,264	16,686	17,446
Maintenance revenue	9,744	10,005	19,576	19,773
Total revenues	$27,556	$27,549	$53,355	$52,553

Cost of revenues:
Cost of product revenue	$2,415	$2,293	$4,371	$4,036
Cost of services revenue	5,650	6,285	11,285	12,501
Cost of maintenance revenue	636	690	1,242	1,180
Total cost of revenues	$8,701	$9,268	$16,898	$17,717

Gross profit	$18,855	$18,281	$36,457	$34,836

Operating expenses:
Selling and marketing	$11,613	$10,257	$22,114	$19,201
Research and development	6,500	5,244	12,742	10,409
General and administrative	9,133	4,629	15,323	9,184
Depreciation and amortization	1,307	1,596	2,722	3,237
Total operating expenses	$28,553	$21,726	$52,901	$42,031

Operating loss	$(9,698)	$(3,445)	$(16,444)	$(7,195)

Interest income and other, net	6	10	13	18

Loss before income taxes	$(9,692)	$(3,435)	$(16,431)	$(7,177)

Income tax provision	38	96	91	167

Net loss	$(9,730)	$(3,531)	$(16,522)	$(7,344)

Net loss per share - basic	$(0.33)	$(0.13)	$(0.58)	$(0.27)
Net loss per share - diluted	$(0.33)	$(0.13)	$(0.58)	$(0.27)

Shares used in per share calculation - basic	29,397	27,999	28,689	27,143
Shares used in per share calculation - diluted	29,397	27,999	28,689	27,143

Supplemental Financial Data

Non-GAAP loss before income taxes excluding amortization of intangibles, proxy contest expense, litigation settlement, realignment expense, and share-based compensation expense	$(2,356)	$(1,293)	$(4,530)	$(2,920)

Non-GAAP loss per share before income taxes excluding amortization of intangibles, proxy contest expense, litigation settlement, realignment expense, and share-based compensation expense
Basic	$(0.08)	$(0.05)	$(0.16)	$(0.11)
Diluted	$(0.08)	$(0.05)	$(0.16)	$(0.11)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Calculation of pre-tax non-GAAP income (loss):

GAAP net loss	$(9,730)	$(3,531)	$(16,522)	$(7,344)
Add:
Income tax provision	38	96	91	167
Amortization of intangibles	379	413	766	862
Proxy contest expense	1,512	-	2,176	-
Litigation settlement	2,250	-	2,250	-
Realignment expense	920	-	3,112	-
Share-based compensation expense (including related payroll taxes paid by the Company)	2,275	1,729	3,597	3,395

Non-GAAP loss before income taxes excluding amortization of intangibles, proxy contest expense, litigation settlement, realignment expense, and share-based compensation expense	$(2,356)	$(1,293)	$(4,530)	$(2,920)

Non-GAAP loss per share before income taxes excluding amortization of intangibles, proxy contest expense, litigation settlement, realignment expense, and share-based compensation expense
Basic	$(0.08)	$(0.05)	$(0.16)	$(0.11)
Diluted	$(0.08)	$(0.05)	$(0.16)	$(0.11)
Shares used in per share calculations:
Basic	29,397	27,999	28,689	27,143
Diluted	29,397	27,999	28,689	27,143

Detail of Proxy Contest Expense:
General and administrative	$1,512	$-	$2,176	$-
Total proxy contest expense	$1,512	$-	$2,176	$-

Detail of Litigation Settlement:
General and administrative	$2,250	$-	$2,250	$-
Total litigation settlement	$2,250	$-	$2,250	$-

Detail of Realignment Expense:
Cost of services revenue	$168	$-	$622	$-
Selling and marketing	87	-	1,404	-
Research and development	-	-	351	-
General and administrative	665	-	735	-
Total realignment expense	$920	$-	$3,112	$-

Detail of Share-based Compensation Expense:
Cost of product revenue	$14	$29	$29	$61
Cost of services revenue	205	281	376	568
Cost of maintenance revenue	37	40	75	82
Selling and marketing	714	406	824	761
Research and development	701	376	1,128	814
General and administrative	604	597	1,165	1,109
Total share-based compensation expense	$2,275	$1,729	$3,597	$3,395

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Gross profit, as reported	$18,855	$18,281	$36,457	$34,836
Realignment expense	168	-	622	-
Share-based compensation	256	350	480	711
Gross profit adjustment	424	350	1,102	711
Total non-GAAP gross profit	$19,279	$18,631	$37,559	$35,547

Total operating expenses, as reported	$28,553	$21,726	$52,901	$42,031
Amortization of intangibles	(379)	(413)	(766)	(862)
Proxy contest expense	(1,512)	-	(2,176)	-
Litigation settlement	(2,250)	-	(2,250)	-
Realignment expense	(752)	-	(2,490)	-
Share-based compensation	(2,019)	(1,379)	(3,117)	(2,684)
Operating expense adjustment	(6,912)	(1,792)	(10,799)	(3,546)
Total non-GAAP operating expenses	$21,641	$19,934	$42,102	$38,485

Operating loss, as reported	$(9,698)	$(3,445)	$(16,444)	$(7,195)
Gross profit adjustment	424	350	1,102	711
Operating expense adjustment	6,912	1,792	10,799	3,546
Total non-GAAP operating loss	$(2,362)	$(1,303)	$(4,543)	$(2,938)

Net loss, as reported	$(9,730)	$(3,531)	$(16,522)	$(7,344)
Gross profit adjustment	424	350	1,102	711
Operating expense adjustment	6,912	1,792	10,799	3,546
Income tax provision	38	96	91	167
Total non-GAAP net loss	$(2,356)	$(1,293)	$(4,530)	$(2,920)

Net loss per share-diluted, as reported	$(0.33)	$(0.13)	$(0.58)	$(0.27)

Non-GAAP net loss per share-diluted	$(0.08)	$(0.05)	$(0.16)	$(0.11)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$13,040	$18,967
Trade receivables, net	15,401	21,434
Inventory	2,644	2,543
Prepaid expenses and other current assets	4,855	3,335
Total current assets	$35,940	$46,279

Long-term assets:
Property and equipment, net	$13,124	$13,513
Intangible assets, net	5,390	6,157
Goodwill	14,632	14,632
Other assets	2,679	1,709
Total long-term assets	35,825	36,011

Total assets	$71,765	$82,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,147	$3,335
Accrued liabilities	11,365	9,884
Deferred revenues	39,063	41,553
Total current liabilities	$58,575	$54,772

Long-term liabilities:
Deferred rent and other long-term liabilities	$7,002	$7,527
Deferred revenues	7,320	8,242
Deferred tax liabilities	556	511
Total long-term liabilities	$14,878	$16,280

Stockholders’ equity:
Common stock	$26	$25
Additional paid-in capital	122,309	118,714
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(112,544)	(96,022)
Total stockholders’ equity	$(1,688)	$11,238

Total liabilities and stockholders’ equity	$71,765	$82,290

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Six Months Ended
	June 30,
	2016	2015
Operating Activities:
Net loss	$(16,522)	$(7,344)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation & amortization	2,722	3,237
Share-based compensation	3,597	3,395
Deferred taxes	45	46
Loss on disposal of assets	96	12
Changes in operating assets and liabilities:
Restricted cash	-	153
Trade receivables	6,033	2,941
Inventory	(101)	183
Prepaid expenses and other assets	(2,490)	88
Accounts payable	4,419	(2,341)
Accrued liabilities	1,355	2,102
Deferred revenues	(3,412)	1,582
Net cash (used in) provided by operating activities	$(4,258)	$4,054

Investing Activities:
Purchase of property and equipment	$(1,630)	$(3,015)
Net cash used in investing activities	$(1,630)	$(3,015)

Financing Activities:
Proceeds from the exercise of stock options	$-	$1,677
Principal payments on capital lease and other obligations	(39)	(42)
Net cash (used in) provided by financing activities	$(39)	$1,635

Net (decrease) increase in cash and cash equivalents	$(5,927)	$2,674

Cash and cash equivalents, beginning of period	$18,967	$18,355

Cash and cash equivalents, end of period	$13,040	$21,029